CONSENT OF

                     INDEPENDENT ACCOUNTANTS



Metropolitan Mortgage & Securities Co., Inc.
Spokane, Washington

   We consent to the inclusion in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-2 (File No. 333-19755) of our reports, which include an explanatory paragraph describing changes in the method of accounting for impaired loans in fiscal 1996, dated December 6, 1996 on our audits of the consolidated financial statements and financial statement schedules of Metropolitan Mortgage & Securities Co., Inc. and subsidiaries.

   We also consent to the reference to our firm under the caption
"Experts".


                    /s/ COOPERS & LYBRAND L.L.P.



                    COOPERS & LYBRAND L.L.P.


Spokane, Washington
April 30, 1997